UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 15, 2008

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2008, Potlatch Corporation (the “Company”) completed the spin-off (the “Spin-off”) of Clearwater Paper Corporation, formerly known as Potlatch Forest Products Corporation (“Clearwater”), to the Company’s stockholders. Prior to the Spin-off, Clearwater was a wholly owned subsidiary of Potlatch. On December 15, 2008, the Company entered into each of the following agreements in connection with the Spin-off (collectively, the “Spin-off Agreements”):

1.	Separation and Distribution Agreement, between the Company and Clearwater;

2.	Retained Obligation Agreement, between the Company and Clearwater;

3.	Transition Services Agreement, between Potlatch Land & Lumber, LLC, a wholly owned subsidiary of the Company (“PLL”), and Clearwater;

4.	Employee Matters Agreement, between the Company and Clearwater; and

5.	Tax Sharing Agreement, among the Company, PLL, Potlatch Forest Holdings, Inc., a wholly owned subsidiary of the Company (“Holdings”), and Clearwater.

Following is a summary of the material terms of the Spin-off Agreements:

Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the principal corporate transactions that were required to effect the Spin-off and certain other agreements governing the Company’s relationship with Clearwater after the Spin-off.

The Transfer. Pursuant to the Separation and Distribution Agreement, Clearwater transferred to PLL $50 million in cash and assets such that, immediately prior to the Spin-off, Clearwater only held assets related to its pulp and paperboard business, its consumer products business and the portion of its wood products business located at Clearwater’s Lewiston, Idaho facility. The transfers occurred on December 15, 2008 and were made on an “as is, where is” basis without any representations or warranties. PLL generally assumed and agreed to perform and fulfill all of the liabilities of the transferred businesses, which include the harvest and log sales business, the real estate business and the wood products business other than the lumber products business in Lewiston, Idaho. Immediately following such transfer of assets, Clearwater transferred all outstanding equity interests in PLL to the Company.

The Distribution. On December 16, 2008 and pursuant to the Separation and Distribution Agreement, each shareholder of the Company received one share of Clearwater common stock for every 3.5 shares of the Company’s common stock owned as of the record date of the Spin-off. No fractional Clearwater shares were distributed and cash has been or will be paid in lieu of fractional shares.

Releases, Indemnification and Insurance Matters. The Separation and Distribution Agreement provides for a full and complete release and discharge of all liabilities existing or arising from or based on facts existing before the Spin-off, between or among the Company or any of the Company’s affiliates (other than Clearwater), on the one hand, and Clearwater or any of its affiliates (other than the Company), on the other hand, except as set forth in the Separation and Distribution Agreement. In addition, the Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the liabilities of the Company’s businesses with the Company and financial responsibility for the liabilities of Clearwater’s businesses with Clearwater, except as may otherwise be set forth in the Separation and Distribution Agreement. The Separation and Distribution Agreement also establishes procedures with respect to claims subject to indemnification and related matters. The Separation and Distribution Agreement provides for the allocation of benefits between the Company and Clearwater under existing insurance policies after the Spin-off for claims made or occurrences prior to the Spin-off and sets forth procedures for the administration of insured claims.

Retained Obligation Agreement

In 2005, Clearwater assumed the obligation to pay all principal and interest on $100 million principal amount of debentures previously issued by Holdings, which will become due and payable in full on December 1, 2009. Under the Retained Obligation Agreement, Clearwater will continue to be obligated to make all payments of principal and interest on the debentures in accordance with their terms to the holders of the debentures. The amount of interest due on the debentures is based upon the lower of the Company’s credit ratings applicable to the debentures as established by S&P or Moody’s. The interest rate currently applicable to the debentures is 13% per year. In the event the Company’s credit rating declines and the interest rate applicable to the debentures increases, Clearwater will be required to pay interest on the debentures at the then applicable rate.

Under the Retained Obligation Agreement, Clearwater will be obligated to use commercially reasonable efforts to issue, as soon as reasonably practical, debt or equity securities or to borrow money from one or more financial institutions or other lenders, on terms reasonably acceptable to Clearwater, in an aggregate amount sufficient to pay all amounts owing under the debentures. Concurrently with Clearwater’s receipt of cash proceeds from any disposition of assets equal to or in excess of $50 million, or any equity issuance or debt incurrence, other than cash proceeds from Clearwater’s $125 million revolving credit facility, Clearwater will be obligated to apply the proceeds to the remaining payment obligations on the debentures. If the cash proceeds from any equity issuance, debt incurrence or disposition are insufficient to satisfy all of the payment obligations on the debentures, Clearwater will be obligated to transfer the cash proceeds into an escrow account in which the Company will have a first priority security interest. However, Clearwater will not be required to draw from its $125 million revolving credit facility to satisfy its obligations under the Retained Obligation Agreement.

In the event Clearwater is unable to timely pay in full, and the Company thereafter pays, any principal or interest due under the debentures, Clearwater will be deemed to have received a loan from the Company in the amount paid by the Company and Clearwater will be obligated to issue a promissory note to the Company equal to such amount. All amounts owing under any promissory note issued by Clearwater to the Company will be due and payable on December 1, 2011. Any such promissory note will initially accrue interest at a rate per annum equal to the rate of interest applicable to the debentures at the time the note is issued, plus one percent, and after December 1, 2010 until paid in full, the rate of interest applicable to the debentures at the time the note is issued, plus two percent. In the event Clearwater issues a promissory note to the Company, Clearwater will be obligated to use commercially reasonable efforts prior to the maturity date to issue, as soon as reasonably practical, debt or equity securities or to borrow money (other than under Clearwater’s $125 million revolving credit facility), on terms reasonably acceptable to Clearwater, in an aggregate amount sufficient to prepay all amounts owing under the promissory note. As security for any such promissory note issued by Clearwater to the Company, Clearwater will grant the Company a security interest in Clearwater’s real property, fixtures and equipment at Clearwater’s Arkansas pulp and paperboard facility.

Transition Services Agreement

Under the Transition Services Agreement, the Company has agreed to provide Clearwater, and Clearwater has agreed to provide the Company, a variety of administrative services for a period of time following the Spin-off. These services include employee benefits administration and payroll, management information system services, contracting, treasury, accounting, and other services. Each service will be made available to the recipient on an as-needed basis for eighteen months following the Spin-off, or such shorter or longer periods as may be provided in the Transition Services Agreement. The fees charged for the services will generally be based upon the costs of providing the services.

The service recipient may terminate the provision of a particular service upon 30 days’ notice to the service provider. In addition, either the Company or Clearwater may terminate the transition services agreement if the other party materially breaches any of its terms and does not cure the breach within 30 days after notice from the non-breaching party.

Employee Matters Agreement

The Employee Matters Agreement addresses the Company’s and Clearwater’s obligations to employees and former employees who are or were associated with their respective businesses and other employment and employee benefit matters. Pursuant to the Employee Matters Agreement, each party has agreed to employ its employees initially on terms and conditions substantially similar to the terms and conditions of employment prior to the Spin-off. Each party has agreed that, subject to applicable laws, labor agreements will be maintained on substantially the same terms and conditions as provided in the existing union contracts.

The Company has agreed to assume and retain, and indemnify Clearwater against, certain liabilities related to current and former employees of the Company’s businesses other than current and former employees of Clearwater. The Company will establish and initially maintain retirement and health and welfare programs (including post-retirement health benefits) for current and former employees, other than current and former employees of the Clearwater businesses, on terms substantially similar to those in effect prior to the Spin-off. Subject to any adjustments required by applicable law, each retirement plan of the Company will receive a transfer from the corresponding Clearwater retirement plan of assets and liabilities attributable to current and former employees, other than current and former employees of Clearwater.

Tax Sharing Agreement

The Tax Sharing Agreement generally governs the Company’s and Clearwater’s respective rights, responsibilities and obligations after the Spin-off with respect to taxes, including ordinary course of business taxes and taxes, if any, incurred as a result of any failure of the Spin-off, together with certain related transactions, to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Internal Revenue Code (the “Code”), including as a result of Section 355(e) of the Code. Under the Tax Sharing Agreement, with certain exceptions, the Company will be responsible for the payment of all income and non-income taxes attributable to the Company’s operations, and the operations of the Company’s direct and indirect subsidiaries, and Clearwater will be responsible for the payment of all income and non-income taxes attributable to the Clearwater operations, and the operations of Clearwater’s direct and indirect subsidiaries.

Under the Tax Sharing Agreement, Clearwater will generally be responsible for any taxes imposed on the Company that arise from the failure of the Spin-off, together with certain related transactions, to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Code (including any tax that would result if the Company were to fail to qualify as a REIT as a result of income recognized by the Company if the Spin-off were determined to be taxable), to the extent such failure to qualify is attributable to actions, events or transactions relating to Clearwater’s stock, assets or business, or a breach of the relevant representations or covenants made by Clearwater in the Tax Sharing Agreement. The Company generally will be responsible for 80% of any taxes, and Clearwater will be responsible for 20% of any taxes, that arise from the failure of the Spin-off, together with certain related transactions, to qualify as a tax-free distribution for U.S. federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) of the Code, if such failure is for any reason for which neither the Company nor Clearwater is responsible. The Tax Sharing Agreement also imposes restrictions on the Company’s and Clearwater’s ability to engage in certain actions following the Spin-off and sets forth the respective obligations among the Company and Clearwater with respect to the filing of tax returns, the administration of tax contests, assistance and cooperation and other matters.

The foregoing summary of each of the Spin-off Agreements does not purport to be complete. The summary is subject to, and is qualified in its entirety by, the complete text of each of the Spin-off Agreements, copies of which are attached as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On December 16, 2008, the Company completed the Spin-off of Clearwater to the Company’s shareholders. Prior to the Spin-off, Clearwater was a wholly owned subsidiary of the Company.

Item 8.01.	Other Events.

On December 16, 2008, the Company issued a press release announcing the completion of the Spin-off. The foregoing summary is qualified in its entirety by reference to the press release, a copy of which is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The pro forma financial information required to be filed under Item 9.01 of this Current Report on Form 8-K will be included in an amendment to this Current Report on Form 8-K to be filed not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Separation and Distribution Agreement, dated December 15, 2008, between Potlatch Corporation and Clearwater Paper Corporation.

10.1	Retained Obligation Agreement, dated December 15, 2008, between Potlatch Corporation and Clearwater Paper Corporation.

10.2	Transition Services Agreement, dated December 15, 2008, between Potlatch Land & Lumber, LLC and Clearwater Paper Corporation.

10.3	Employee Matters Agreement, dated December 15, 2008, between Potlatch Corporation and Clearwater Paper Corporation.

10.4	Tax Sharing Agreement, dated December 15, 2008, among Potlatch Corporation, Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC and Clearwater Paper Corporation.

99.1	Potlatch Corporation Press Release, dated December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2008

POTLATCH CORPORATION

By:	/s/ Pamela A. Mull
Pamela A. Mull, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

2.1	Separation and Distribution Agreement, dated December 15, 2008, between Potlatch Corporation and Clearwater Paper Corporation.

10.1	Retained Obligation Agreement, dated December 15, 2008, between Potlatch Corporation and Clearwater Paper Corporation.

10.2	Transition Services Agreement, dated December 15, 2008, between Potlatch Land & Lumber, LLC and Clearwater Paper Corporation.

10.3	Employee Matters Agreement, dated December 15, 2008, between Potlatch Corporation and Clearwater Paper Corporation.

10.4	Tax Sharing Agreement, dated December 15, 2008, among Potlatch Corporation, Potlatch Forest Holdings, Inc., Potlatch Land & Lumber, LLC and Clearwater Paper Corporation.

99.1	Potlatch Corporation Press Release, dated December 16, 2008.